Exhibit 5
                                                                      ---------

                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3450

                                                                  (404) 873-8500

                                                                  (404) 873-8501

                                November 13, 2000


 SYSCO CORPORATION
 1390 Enclave Parkway
 Houston, Texas  77077-2027

     Re: Form S-8 Registration Statement; 2000 Management Incentive Plan and 2000 Stock Incentive Plan

 Ladies and Gentlemen:

     We have acted as counsel to Sysco Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offer by the Company of up to 4,000,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), pursuant to the Sysco Corporation 2000 Management Incentive Plan and 25,000,000 Shares pursuant to the Sysco Corporation 2000 Stock Incentive Plan (collectively, the "Plans").

     In acting as counsel to the Company, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we assume that the purchase price, or other consideration to be received by the Company, per Share will, in all cases, equal or exceed the par value of a Share. Based upon and subject to the foregoing, we advise you that in our opinion the Shares to be sold pursuant to and in accordance with the Plans have been duly and validly authorized and will, upon receipt in full of the consideration provided in the Plans, and upon issuance pursuant to a current prospectus in conformity with the Act, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Sincerely,

                                ARNALL GOLDEN & GREGORY, LLP

                                /s/ ARNALL GOLDEN & GREGORY, LLP